OFFICE/WAREHOUSE LEASE AGREEMENT

This lease made and entered into at Broward County, Florida, the 8™ day of February, 2006 by and between POMPANO/LINCOLN INDUSTRIAL, LTD., hereinafter called "LANDLORD", and MEDIRECT LATINO, INC. hereinafter called "TENANT", the terms "LANDLORD" and "TENANT" being intended to include the permitted successors and permitted assigns of the original parties and the heirs, legal representatives, permitted successors and permitted assigns of the respective persons who from time to time are LANDLORD and TENANT, wherever the context of this Lease so requires or admits.

WITNESSETH:

That the LANDLORD, for and in consideration of the rents herein reserved to be paid by the TENANT, for and hi consideration of the covenants to be kept and performed by the TENANT, does hereby lease, let and demise unto the TENANT, the following warehouse unit/or units situated in Broward County, Florida, and described as follows: Address: 2101 W. Atlantic Blvd. Suites #101 and #106, Pompano Beach, FL 33069

The premises are deemed to be 23,336 square feet for purposes of all calculations and payments hereunder, regardless of measurement method or variance in actual square footage.

    1. ACCEPTANCE OF DEMISE. BY TENANT: The TENANT, in consideration of the demise of said property by the LANDLORD, and for the further considerations herein set out, has rented, leased and hired, and does hereby rent, lease and hire the said property from the LANDLORD, on the terms and conditions hereinafter stated.

    2. DURATION OF TERM:
        A. The Primary Term and duration of the Lease shall be for a period of 5 years, commencing the 1" day of April, 2006
(the "Commencement Date").

        B. Provided the TENANT has not defaulted under the terms of this Lease, the TENANT shall have the right, privilege and option of extending this Lease for an additional period of 5 years (hereinafter referred to as Secondary Term) commencing upon the termination date of the Primary Term set forth above. The TENANT shall exercise its option for the Secondary Term of this Lease by delivering written notice to the LANDLORD at least 180 days prior to, and no more than 210 days prior to, the expiration of the Primary Term by Certified Mail.

    3. AMOUNT OF RENT AND MANNER OF PAYMENT:
        A. The TENANT shall pay unto the LANDLORD the minimum rent for the Primary Term of this Lease the total rental in the sum of $838,229.12 Dollars, said sum to be paid monthly in advance as follows:
Year 1 - $12,640.33 per month plus applicable sales and use tax
Commencing Year 2 and annually thereafter the base rent shall increase by 5%, including option periods.

        B. In the event the commencement date is adjusted by reason of construction, rent shall be paid and pro rated to the first day of the following month in order that rent shall always be paid monthly in advance, on or before the first day of each month.

        C. In addition to the payments of minimum rent to the LANDLORD, the TENANT shall also pay the following, as and for, and hereby defined as "additional rent":

            (I) REAL ESTATE TAXES: TENANT agrees to pay its proportionate share of the real estate taxes during the term of this Lease and any renewal or extension thereof, including any period during which TENANT shall transact business in the Demised Premises prior to the commencement of the term of this Lease. For the purposes of this Article, the term "Real Estate Taxes" shall include all real estate taxes, assessments, water and sewer charges, betterment assessments, sales and/or rent taxes, special assessments, other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof which shall or may, during the Lease term, be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow due or payable out of, or for, the POMPANO/LINCOLN INDUSTRIAL, LTD or any part thereof, and all costs incurred by LANDLORD in contesting, litigating or negotiating the same with the governmental authority- TENANTS proportionate share shall be computed by multiplying the total amount of the real estate taxes each year by a fraction, the numerator of which shall be the gross leasable area of the Demised Premises and the denominator of which is the gross leasable area of all building or portions thereof (including the Demised Premises) occupied by TENANT in the POMPANO/LINCOLN INDUSTRIAL, LTD determined as of the Commencement Date of the Lease and thereafter as of the beginning of the calendar year in which such taxes are paid. TENANT hereby waives any right it may have by statute or otherwise to protest real estate taxes to any public taxing authority. Nothing herein contained shall be construed to include as a tax which shall be the basis of real estate taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon LANDLORD; provided, however, that if at any time after the date hereof, the methods of taxation shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed (a) a tax on the rents received from such real estate, or (b) a license fee measured by the rents receivable by LANDLORD which is otherwise measured by or based in whole or in part upon the POMPANO/LINCOLN INDUSTRIAL, LTD or any portion thereof, or (c) an income or franchise tax, then the same shall be included in the computation of real estate taxes hereunder, computed as if the amount of such tax or fee so payable were that due if the POMPANO/LINCOLN INDUSTRIAL, LTD were the onJy property of LANDLORD subject thereto.

                  A. TENANT agrees to pay to the LANDLORD the sum of $23,336.00 Dollars per annum payable in monthly installments of $1,944.67 on the first day of each calendar month as its estimated payment of Real Estate taxes until the POMPANO/LINCOLN INDUSTRIAL, LTD is assessed as substantially completed. For each year thereafter TENANT shall pay LANDLORD monthly one-twelfth (1/12) of the amount of the TENANT'S proportionate tax liability based on the actual taxes for the preceding calendar year. LANDLORD shall notify TENANT in writing of the actual amount due by TENANT for the preceding calendar year when determined. Any amount paid by TENANT which exceeds the true amount due shall be credited on the next succeeding payment due pursuant to this Section. If TENANT has paid less than the true amount due, TENANT shall pay the difference within ten (10) days of receipt of notice from LANDLORD. If the term of this Lease shall begin or end other than on the first or last day of a calendar year, these charges shall be billed and adjusted on the basis of such fraction of a calendar year. Should the taxing authorities include in such real estate taxes, machinery, equipment, fixtures, inventory or other personal property or assets of the TENANT, then TENANT shall also pay its proportionate share of the entire real estate taxes for such items.

              B. TENANT shall pay to LANDLORD, together with each installment of Rent, all sales or rent taxes from time to time imposed in connection with rents paid by TENANT under this Lease.

      4. COMMON AREAS:
        A. LANDLORD shall make available within or adjacent to the POMPANO/LINCOLN INDUSTRIAL, LTD such Common Areas, together with any Common Areas made available by means of cross easements and/or reciprocal construction, operating and easement agreements, as LANDLORD shall, from time to time, deem to be appropriate for the POMPANO/LINCOLN INDUSTRIAL, LTD and LANDLORD shall operate and maintain such Common Areas for their intended purpose. TENANT shall have the non-exclusive right during the term of this Lease to use (for their intended purposes) the Common Areas for itself, its employees, agents, customers, invitees, licensees and concessionaires subject, however, to the provisions of this Article.

       B. All Common Areas shall be subject to the exclusive control and management of LANDLORD, and LANDLORD shall have the right, at any time and from time to time, to establish, modify, amend and enforce uniform rules and regulations with respeql. to the common Areas and the use thereof. TENANT agrees to abide by and conform with such rules and regulations upon notice thereof, to cause its concessionaires, invitees and licensees and its and their employees and agents, to abide and conform. LANDLORD shall have the right (a) to close, if necessary, all or any portion of the Common Areas to such extent as may in the opinion of LANDLORD'S counsel be reasonably necessary to prevent a dedication or public taking thereof or the accrual of any rights of any person or of the public therein, (b) to close temporarily all or any portion of the Common Areas to discourage non-customers' use, (c) to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the POMPANO/LINCOLN INDUSTRIAL, LTD, (d) to transfer, in whole or in part, any of LANDLORD'S rights and/or obligations under this Article, to any other TENANT(s) sub-TENANT(s) or other occupant(s) of the POMPANO/LINCOLN INDUSTRIAL, LTD or to such other party(ies) or designee(s) as LANDLORD may from time to time determine, and (e) to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to, the Common Areas as in the use of good business judgment LANDLORD shall determine to be appropriate for the POMPANO/LINCOLN INDUSTRIAL, LTD. TENANT agrees to cause its officers, employees, agents, licensees and any concessionaires to park their respective automobiles, trucks and other vehicles only in such parking places in the Common Areas designated by the LANDLORD from time to time as the employee parking area. TENANT shall not at any time interfere with the rights of LANDLORD and other TENANTS, their officers, employees, agents, licensees, customers, invitees and concessionaires, to use any part of the parking areas and other Common Areas.

       C. In consideration of LANDLORD'S agreement to operate and maintain the Common Areas, TENANT covenants and agrees to pay TENANT'S Pro Rata Share of the Common Area Costs (as such terms are defined below) for each Lease Fiscal Year. LANDLORD shall notify TENANT from time to time of the amount which LANDLORD estimates will be the amount of the Common Area Costs for such Lease Fiscal Year and TENANT shall pay to LANDLORD the sum of $37,337.60 Dollars per annum payable in monthly installments of $3,111.47 on the first day of each calendar month as its estimated payment of Common Area Costs until the POMPANO/LINCOLN INDUSTRIAL, LTD is assessed as substantially completed. For each year thereafter TENANT shall pay LANDLORD monthly one-twelfth (1/12) of the amount of the TENANT'S proportionate Common Area Costs based on the actual Common Area Costs for the preceding calendar year. LANDLORD shall submit to TENANT annually a statement showing the Common Area Costs to be paid by TENANT with respect to such year, the amount heretofore paid by TENANT during such Lease Fiscal and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Appropriate adjustment shall thereupon be made between the parties, on demand, on the basis of such statement. Each statement shall be binding upon TENANT, its successors and assigns, as to the matters set forth therein, if no objection is raised with respect thereto within thirty (30) days after submission of each statement to TENANT. TENANT shall have the right, at TENANT'S expense, to examine LANDLORD'S books and records at the offices of LANDLORD during ordinary business hours not more than once in each Lease Fiscal Year for the purpose of verifying the matters set forth in the statement for the immediately preceding Lease Fiscal Year.

            (1) "Common Area Costs" shall mean the total costs and expenses incurred by LANDLORD, its agents and/or designees for operating, maintaining, repairing and/or replacing all or any part of the Common Areas (and any installation therein, thereon, thereunder, or thereover), which costs and expenses shall include, but shall not be limited to, the following: the total costs and expenses incurred in cleaning, planting, replanting and maintaining the landscaping of the common facilities of the POMPANO/LINCOLN INDUSTRIAL, LTD; the cost of all LANDLORD'S insurance, including, but not limited to, fire and other casualty, bodily injury, public liability, property damage liability, automobile parking lot liability insurance, sign insurance, workmans compensation insurance and other insurance carried by LANDLORD for the Common Areas; assessments; repairs; repaving; line repainting; exterior repainting; rental and maintenance of signs and equipment; lighting; sanitary control; removal of trash, rubbish, garbage and other refuse; depreciation of machinery and equipment used in such maintenance; depreciation of roof and paved areas; repair and/or replacement of on-site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines; all electrical, water, sewer or other utility charges for serving the Common Areas (including any on-site and/or off-site sanitary treatment plant(s) serving the POMPANO/LINCOLN INDUSTRIAL, LTD and all pipes leading to and from same); Management Fees and the cost of personnel to implement such services, including the directing of parking; wages and salaries (including employee benefits, unemployment insurance and social security payments) of any personnel necessary to implement the operation, maintenance and repairs of the POMPANO/LINCOLN INDUSTRIAL, LTD (excluding the cost of any work performed at LANDLORD'S home office); personal property taxes, sales and use taxes on material, equipment, supplies and services; fees for required licenses and permits; fire, security and police protection, sprinkler system; public address system(s);
public toilets; reasonable straight line of depreciation of, and rental charges for, movable equipment; supplies, material and labor.

            (2) "Lease Fiscal Year" means each period of January 1 through December 31 during the term hereof except that the first Lease Fiscal Year shall be the period from the commencement of the term hereof through the December 31 next following the commencement date and the last Lease Fiscal Year shall be the period from the January 1 next preceding the termination date to and including the termination date of the lease term.
            (3) "TENANT'S Pro-rata Share" is defined as a fraction, the numerat or of which is the gross leasable area of the Demised Premises and the denominator of which is the gross leasable area of all buildings or portions thereof (including the Demised Premises) occupied by TENANTS in the POMPANO/LINCOLN INDUSTRIAL, LTD. All amounts due and payable under this Article 3, whether minimum Rent, Common Area Maintenance, Real Estate Tax, or Sales Tax, are hereby deemed and defined, as "Rent".

    4. TENANTS SUBORDINATION TO MORTGAGE:
It is specifically understood and agreed by and between the LANDLORD and the TENANT that the LANDLORD may from time to time secure mortgages on the Demised Premises from a bank, savings and loan association, insurance company or other lender; and that this Lease is and shall be subordinate to the lien of any mortgages; and the TENANT agrees that it will execute and or provide as the case may be such subordination and other documents, including but not limited to estoppel certificates and financial statements, or agreements as may be requested or required by such lenders; however, that the mortgage and/or subordination agreement, as the lender may direct, shall contain a provision which states, in effect, that the TENANT shall not be disturbed in its possession and occupancy of the Demised Premises during the term of this Lease, notwithstanding any such mortgage or mortgages, provided that the TENANT shall comply with and perform its obligations hereunder.

    5. COVENANTS OF THE TENANT: The TENANT hereby covenants and agrees with the LANDLORD as follows:
        A. That it will promptly pay the rent as herein specified without notice.

        B. That it will keep the interior portion of the demised premises and the improvements placed therein in a good state of repair, and it will be responsible for all repairs and replacements including the painting, maintenance and interior repairs to the interior of the building including all windows, doors and openings, all electrical, heating, plumbing, air conditioning and other systems installed within or without of the building. It is intended that the LANDLORD will maintain the exterior masonry of the building and roof area only, and the TENANT shall maintain everything else. It is acknowledged, however, that if TENANT installs and maintains T.V. antennas, air conditioning and/or signs, lighting, and/or other equipment, objects or materials and the like, on the roof of the premises (and such installation shall be only on the roof directly over the premises leased by the TENANT), the TENANT shall be solely responsible for all of said area over the Demised Premises and any other area affected by the installation or maintenance work thereon.

        C. INDEMNITY AND INSURANCE:
            (I) TENANT agrees to save LANDLORD harmless from, and indemnify LANDLORD against, and covenants not to sue LANDLORD for, to the extent permitted by law, any and all injury, loss or damage and any and all claims of injury, loss or damage, of whatever nature (a) caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of LANDLORD, by TENANT or anyone claiming under TENANT (including, but without limitation subtenants and concessionaires of TENANT and, employees and contractors of TENANT or its subtenants or concessionaires), no matter where occurring and (b) occurring upon or about the Demised Premises, including but not limited to common areas, parking lots, landscaped areas, no matter how caused, all of the foregoing REGARDLESS OF ANY NEGLIGENCE ON LANDLORD'S PART. This covenant, indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. If TENANT or anyone claiming under TENANT, or the whole or any other part of the property of TENANT or anyone claiming under TENANT shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by LANDLORD. TENANT covenants not to sue LANDLORD for, and agrees that LANDLORD shall not be liable to TENANT or anyone claiming under TENANT for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises or any other part of the Entire Premises, or as the result of criminal acts by third parties, regardless of forseeability.

            (2) TENANT will maintain general comprehensive public liability insurance, with respect to the Demised Premises and its appurtenances, naming LANDLORD and TENANT as insureds, in amounts not less than One Million (SI,000,000.00) Dollars with respect to injuries to any one person and not less than One Million (SI,000,000.00) Dollars with respect to injuries suffered in any one accident, and not less than One Million ($1,000,000.00) Dollars with respect to property, said policy to apply as the primary source of recovery in the event of any occurrence, loss, or damage. TENANT will keep all plate glass insured naming LANDLORD and TENANT as insured as their interest may appear. LANDLORD may, from time to time, increase the amount of such Public Liability Insurance coverage by giving ninety (90) days prior written notice thereof to TENANT, in which event, all subsequent policies acquired by TENANT shall conform to the new insurance requirements. TENANT shall deliver to LANDLORD the policies of such insurance, or certificates thereof, at least fifteen days prior to the commencement of the term of this lease, and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. In the event TENANT does not deliver the policies and certificates of insurance to LANDLORD as aforesaid, LANDLORD shall have the right to purchase said insurance on behalf of TENAK7, and upon submission to TENANT of a bill for the amount paid by LANDLORD, TENANT shall remit within five (5) days of receipt of said statement the amount owed, together with interest thereon at a rate equal to the highest rate allowed by law to be charged by LANDLORD per annum.

        D. That TENANT may not assign this Lease, or let, underlet, or sublet, the whole or any part of said premises without the written consent of the LANDLORD, which consent shall not be unreasonably withheld. No assignment or subletting shall exonerate TENANT from its' obligations hereunder.

        E. That TENANT will not occupy or use said premises, nor permit the same to be occupied or used for any business which is unlawful. That it will comply with all lawful requirements of the Board of Health, Police Department, Fire Department. Municipal, County, State, Federal and any and all other agents, agencies or authorities respecting the manner in which it uses the leased, premises.

        F. That at the expiration of said term or any extension or renewal thereof, it will quit and surrender the demised premises in a good and substantial state of repair, reasonable wear and tear excepted. The TENANT shall be responsible for any damage created by reason or by virtue of the conduct of its business; and shall return the demised premises in its original state (original state means the condition of the premises on the date tenant first occupied the premises regardless of the date of this lease or the commencement date of this lease), reasonable wear and tear excepted.

        G. That TENANT shall not use the premises for any purpose which may increase the standard rate of fire, windstorm, extended coverage and liability insurance; that in the event standard rates of insurance cannot be obtained by reason of the TENANT'S use of the demised premises, then and in that event, the TENANT shall, forthwith upon notice, at LANDLORD'S option, either desist from said unacceptable use and/or pay such additional insurance premiums.

        H. That not withstanding the terminology contained in sub-paragraph B above, or elsewhere in this Lease Agreement, signs shall not be erected and/or attached to any portion of the demised premises without the express written consent of the LANDLORD. TENANT acknowledges that the LANDLORD demands uniformity and the sole discretionary right to determine the size, materials and lighting thereof: and accordingly, the LANDLORD may at its option, order and have installed the signs from one source, same to be at the sole cost and expense of the TENANT; provided, however, that the TENANT shall first approve same. Violation of this restriction shall allow LANDLORD to remove such signs without notice and at cost of TENANT.

        I. That TENANT shall not use the interior and/or exterior portion of the demised premises, or any portion of the common areas, parking lot, landscaped areas, or other portions of the property so as to cause any noise, noxious odors, accumulation of materials, supplies, equipment vehicles, waste, discharge or accumulation or storage of hazardous waste, or garbage, vibrations, damage or any other disturbance or nuisance whatsoever which may create undue annoyance or hardship to another TENANT of the LANDLORD, and/or to the LANDLORD and/or a hazard or element of waste to LANDLORD'S property. The TENANT shall not make any change to the exterior and/or interior portion of the building without the express written consent of the LANDLORD, and particularly the TENANT will not cause anything to be done which may impair the overall appearance of the LANDLORD'S building. Although the demised premises is intended to include the exterior walls and parking spaces immediately in front of the premises, the TENANT covenants that it shall not use the exterior portion of the demised premises except for parking and ingress and egress. The TENANT shall not cause the access street or streets in the POMPANO/LINCOLN INDUSTRIAL, LTD to be blocked so as to cause any disruption of traffic by reason of loading, deliveries, etc.

        J. That TENANT accepts the demised premises in its present ("as is") condition, except as depicted on Exhibit "B" of this lease. In the event that the demised premises have not been completely constructed as of the execution of the Lease, then in that event, the TENANT acknowledges that TENANT has inspected the plans and specifications and accepts substantial completion of same pursuant to the plans; there being no further representations or warranty by LANDLORD.

        K. That the LANDLORD or LANDLORD'S agent may at any reasonable time enter and view said premises and make repairs, if LANDLORD should elect to do so.

        L. That the TENANT takes all risk of any damage to TENANT'S property that may occur by reason of water or the bursting or leaking of any pipes or waste water about said premises, or from any act of negligence of any co-tenant or occupants of the building, or of any other person, or fire, or hurricane, or other act of God, or from any cause whatsoever.

        M. That TENANT covenants not to sue LANDLORD for, and shall indemnify and save harmless the said LANDLORD from and against any and all claims, suits, actions, damages, and/or causes of action arising during the term of this Lease for any personal injury, loss of life and/or damage to property sustained in or about the leased premises, by reason or as a result of the TENANT'S occupancy thereof, and from and against any orders, judgments, and/or decrees which may be entered thereon, and from and against all cost, counsel fees, expenses and liabilities incurred in and about the defense of any such claim and the investigation thereof, REGARDLESS OF ANY NEGLIGENCE ON LANDLORD'S PART.

 6. COVENANTS OF THE LANDLORD: The LANDLORD hereby covenants and agrees with the TENANT as follows:
    A. That TENANT on paying the rental and performing the covenants herein agreed to by it to be performed shall remain peaceably and quietly in possession, have, hold and enjoy the demised premises for the said term(s). The LANDLORD, however, shall not be responsible to the TENANT if any prior TENANT shall refuse to vacate the premises upon the expiration of such TENAT^TS leasehold estate.

7. ADDITIONAL MUTUAL COVENANTS: The following stipulations and agreements are expressly understood by both the LANDLORD and the TENANT and they do hereby agree to abide by them:
    A. That upon the breach of any of the covenants, conditions and stipulations herein contained to be kept and performed by the TENANT, the LANDLORD may immediately without notice and without the necessity of legal process re-enter said premises, and thereupon, at the LANDLORD'S option, said lease shall forthwith be terminated and/or the LANDLORD may exercise any of the options herein provided for the LANDLORD'S benefit in case of default on the part of the TENANT.

    B. Fire or other Casualty: If the building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the premises are damaged), then, at either party's option, the term of this Lease, upon written notice from such party given within 30 days after the occurrence of such damage, shall terminate as of the date of the fire or other casualty. In such case, Tenant shall pay the rent apportioned to the time of such termination, and Landlord may enter upon and repossess the Premises without further notice. If neither party elects to terminate the term of this Lease, Landlord will repair the building to the extent that Landlord receives insurance proceeds there for, and Landlord may enter and possess the Premises for that purpose. While Tenant is deprived of the Premises, rent shall be suspended in proportion to the number of square feet of the premises rendered untenantable. If the Premises or the building shall be damaged to that such damage does not render the premises unfit for occupancy. Landlord will repair whatever portion of the Premises or of the building that may have been damaged, and Tenant will continue in possession, and rent will be apportioned or suspended to the extent that the Premises are partially untenantable as a result of the damage. In the event Landlord elects to repair or rebuild the Premises pursuant to this paragraph, Tenant agrees to furnish Landlord with all insurance proceeds which Tenant recovers for damage to any Standard Building Finishes and Work, excluding improvements paid for by Tenant. The reconstruction of the Premises beyond Standard Building Finishes and Work shall be Tenant's sole responsibility, at Tenant's option. Despite any other provisions of this article 7.B., if any damage is caused by or results from the gross negligence or intentional act of Tenant, those claiming under Tenant, or Tenant's employees, or invitees, rent shall not be suspended or apportioned, and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, as a result of such damage.

    C. SECURITY DEPOSITS: LANDLORD acknowledges the receipt of, subject to clearance SI 8,758.26 due upon signing this lease as security deposit for the performance of TENANT'S obligations under this Lease. LANDLORD is not obligated to apply the security deposit for rent or charges in arrears or damages for the TENANTS failure to perform or otherwise breach this Lease, the LANDLORD may do so at its option. The LANDLORD'S right to possession of the premises for non-payment of rent or for any other reason shall not be affected in any way by the LANDLORD holding the security. Tenant agrees that if it fails to make any payment in accordance with the above schedule on a timely basis, any money received by Landlord from Tenant shall first be applied toward Security Deposit due and the balance shall then be applied towards rent due, regardless of any legend or memo on the front or back of any check, and regardless of any letter, note or memo accompanying any check.

    D. That the covenants and agreements contained in this Lease are interdependent and are binding on the parties hereto, their successors and assigns. This Lease has been prepared in several counterparts, each of which said counterpart, when executed, shall be deemed to be an original hereof. There shall be no construction or interpretation of this Lease favorable or unfavorable to either party by virtue of its' preparation by LANDLORD. The parties hereby waive any right to trial by jury. In the event of any litigation, the prevailing party shall recover reasonable attorney fees and costs incurred. Any claim whatsoever that TENANT may have against LANDLORD shall not be asserted as a counterclaim by TENANT in an eviction action commenced by LANDLORD, but rather shall be brought by TENANT as a separate action.

    E. That if the TENANT shall not pay the rents herein reserved at the time and in the manner stated, or shall fail to keep and perform any other condition, stipulation or agreement herein contained on the part of the TENANT to be kept and performed, or in the event that any petition or suit shall be filed by or against the TENANT under the bankruptcy laws (state or federal) or make an assignment for the benefit of creditors, or should there be appointed a Receiver to take charge of the premises either in the state courts, or in the federal courts, then in any of such events, the LANDLORD may, at LANDLORD'S option, terminate and end this Lease and re-enter upon the property, whereupon the term hereby granted and at the LANDLORD'S option, all right, title and interest under it, shall end and the TENANT become a TENANT at sufferance, or else, said LANDLORD may, at LANDLORD'S option, elect to declare the entire rent for the balance of the term due and payable forthwith, and may proceed to collect the same by distress or otherwise, and thereupon said term shall terminate, at the option of the LANDLORD or else and said LANDLORD may take possession of the premises and rent the same for the account of the TENANT, the exercise of any of which options herein contained shall not be deemed the exclusive LANDLORD'S remedy, the expression "entire rent for the balance of the term" as used herein, shall mean all of the rent prescribed to be paid by the TENANT unto the LANDLORD for the full term of the Lease; less, however, any payments that shall have been made on account of and pursuant to the terms of said Lease. LANDLORD shall immediately be entitled to relief from the automatic stay provided by Section 362 of the bankruptcy code, irrespective of the requirement of Section 362, and LANDLORD shall not be obligated to satisfy those requirements in order to obtain relief. This provision is a material inducement to LANDLORD entering into this Lease.

    F. That at LANDLORD'S option if the TENANT shall abandon, vacate or remove the major portion of the goods, wares, merchandise, machinery, equipment and any other material held on these premises in the course of business, usually kept on said premises when the same is open for business and shall cease doing business in said premises, then and in such event, this Lease shall immediately become canceled and null and void and all payments made by said TENANT shall be retained by the LANDLORD as payment in full for the period of time the premises are occupied by the TENANT and TENANT shall not be entitled to any monies to paid by it, even though such payment is for time subsequent to such closing of the premises and removal of the goods, wares, merchandise, machinery, equipment, etc.

    G. TENANT agrees that in case of the failure of the said TENANT to pay the rent herein reserved when the same shall become due and it becomes necessary for the LANDLORD to collect said rent through an attorney, the TENANT will further pay a reasonable attorney's fee together with all costs and charges thereof.

    H. That if TENANT shall hereafter install, at its expense, any shelving, lighting and other fixtures, unit heaters, portable air conditioning units, portable partitions or any trade fixtures, or if TENANT shall hereafter install or apply any advertising signs or other standard identifications of TENANT, any article so installed or any identification so applied shall be the property of TENANT, which TENANT may remove at the termination of this Lease, provided that in such removal TENANT shall repair any damage occasioned to the demised premises, in good workman-like manner. The TENANT shall not remove any fixtures, equipment, or additions which are normally considered to be affixed to the realty, such as, but not limited to, electrical conduit and wiring, panel or circuit boxes, terminal boxes, partition walls, paneling, central air conditioning and ducts, plumbing fixtures, or any other equipment or material affixed to the structure.

    I. That LANDLORD shall have the right to affix a reasonable sign to the premises six months prior to the termination of the Lease advertising same for rent and the LANDLORD shall have the right to exhibit the premises during said six months, provided that same is during business hours and not more frequently than once every day.

    J. That notices as herein provided shall be given by registered or certified mail, return receipt requested, to the LANDLORD at: POMPANO/LINCOLN INDUSTRIAL, LTD, 5009 N. Hiatus Road, Sunrise, FL 33351 and to the TENANT at the demised premises, except that three day notices for nonpayment of Rent may be hand delivered or posted. The address for giving said notices may be changed by the LANDLORD or TENANT in writing, at the addresses set forth herein, or as modified.

    K. That any provision herein contained which shall appear to be intended to survive the expiration of this Lease shall survive such expiration date.

    L. That the TENANT shall use and occupy the premises for health care and related business and for no other purpose.

    M, Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing can be obtained from your county public health unit.

    N. Condemnation: If the whole or a substantial part of the building is taken or condemned for public use, Tenant shall have no claim against Landlord, and shall have no claim to any portion of the amount that may be awarded to Landlord as damages or paid as a result of such condemnation, including any right of Tenant to damages for loss of its leasehold. All rights of Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages, or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession vests in the condemning authority, this lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

    O. No legend or memo on the front or back of any check, and no letter, note or memo accompanying any check, and LANDLORD'S physical acceptance (and endorsement and deposit, as the case may be) shall in any way constitute an accord and satisfaction between the parties, a waiver or forfeiture by LANDLORD, or a novation of this lease, when the amount tendered by TENANT is less than the amount actually due under this lease.

    P. TENANT agrees to pay a late charge fee of seven (7%) percent of the monthly rent for any monthly payment received by LANDLORD after the fifth (5th) day of the month on which the rental payment is due. This late charge fee is hereby deemed "Rent". If any payment of rent, or additional rent, is made by check, and the check is dishonored for any reason, including but not limited to insufficient funds or uncollected funds, TENANT shall reimburse LANDLORD with cash or a cashier's check in the amount of the dishonored check, plus a dishonored check fee in the amount of 7%. This 7% dishonored check fee is hereby defined and deemed as "rent" hereunder.

    Q. RULES AND REGULATIONS FOR COMMON AREAS (See attached Exhibit "A"):

    R. CONSTRUCTION LIENS: Landlord's fee simple interest shall not be subject to any liens whatsoever for any improvements made by Tenant. Tenant covenants and agrees that it has no power to incur any indebtedness giving a lien of any kind upon the right, title and interest of Landlord in and to the Lease Premises, and that no person shall ever be entitled to any lien, directly or indirectly, derived through or under the Tenant, or its agents, servants, or account of any act or omission of said Tenant. All persons contracting with the Tenant or furnishing materials and labor to Tenant, or its agents or servants, as well as all other persons whomsoever shall be bound by the provisions of this Lease. Should any lien be filed, Tenant shall discharge same within thirty (30) days thereafter, by paying the same. Tenant shall not be deemed to be the agent of Landlord so as to confer upon a laborer bestowing labor upon the Leased Premises, or upon a materialman who furnishes material incorporated into the construction of improvements upon the Leased Premises, a mechanic's lien upon Landlord's estate under the provisions of Chapter 713, Florida Statutes, and subsequent revisions thereof. If requested by Landlord, Tenant agrees to execute a short form Memorandum of Lease which Landlord may record in the Public Records of Broward County, Florida which shall state, hi accordance with Chapter 713, Law of the State of Florida, that Tenant has no power to incur any liens whatsoever.

    8. PREPARATION OF THE LEASED PREMISES:
        A. LANDLORD: LANDLORD shall, at its sole cost and expense paint and carpet those areas of the Premises delineated in the cross hatch drawing attached hereto as Exhibit "B", perform repairs to the air conditioning units on the Premises as of the date of this Lease and perform any electrical or lighting problems LANDLORD discovers on the Premises as of the date of this Lease. LANDLORD estimates that the above repairs shall be completed by the Commencement Date, but any delay in completing said improvements, except delays caused by LANDLORD, shall not delay TENANT'S obligations to pay rent and additional rent pursuant to the terms of this Lease nor be deemed a termination of this Lease. Landlord shall not be responsible for any other repairs other than is stated in this Lease and except for the items delineated in this paragraph 8(A), TENANT accepts the Premises in their present AS-IS condition. LANDLORD shall have no responsibility or liability for any loss or damage to any fixtures, equipment or personal property of any kind installed or left in the Premises as a result of TENANT' entry on and occupancy of the Premises prior to the completion of the above repairs. TENANT acknowledges that LANDLORD would not have funded the cost of the repairs, but for TENANT'S agreement to perform all the terms, conditions and agreements to be performed by TENANT under this Lease for the entire Lease Term. Accordingly, upon termination of this Lease which is the result of TENANT'S failure to perform it operating covenant or any other obligation hereunder, or any rejection of this Lease by TENANT, or trustee, in any bankruptcy proceeding, TENANT shall, to the extent permitted by the bankruptcy court, if applicable, promptly reimburse LANDLORD for the net unamortized portion of the LANDLORD'S cost of repairs which liability shall be in addition to any liability which TENANT may have, if any, for rentals that would have been payable over the remaining portion of the Lease Term. For the purposes hereof the LANDLORD'S cost of repairs shall be amortized on a straight line basis over the initial term of the Lease.

        B. TENANT:
            (1) TENANT'S Work: The TENANT shall, at its sole cost and expense, perform all work necessary to complete the Premises for the purpose delineated in this Lease (the "TENANT’s Work"). TENANT’s failure to complete TENANT’s Work on or before the Commencement Date, shall not delay the payment of Rent, additional rent or any other charges hereunder.

            (2) Plans for TENANT'S Work: Approvals: Prior to commencement of any TENANT'S Work, TENANT shall deliver to LANDLORD, for LANDLORD'S review and approval, TENANT'S plans and specifications for TENANT'S Work. TENANT Work cannot commence until LANDLORD has approved said plans and specifications, said approval shall not be unreasonably withheld or delayed. Except as otherwise expressly set forth in this Lease, all permits necessary for the performance of TENANT’s Work shall be obtained by TENANT at its sole cost and expense, provided that LANDLORD agrees to reasonably cooperate with TENANT if necessary or desirable to obtain any such permit. TENANT shall apply for all building permits and other governmental approvals for the Premises (the "Approvals") upon LANDLORD'S approval of TENANT’s Plans. TENANT agrees to use good faith, diligent efforts to obtain said building permits and approvals and TENANT may not commence TENANT'S Work prior to obtaining the Approvals and providing a copy of same to LANDLORD.

            (3)Construction of TENANT'S Work: Prior to the commencement of the TENANT’s Work, TENANT shall deliver to LANDLORD a copy of its executed construction contract with its contractor for the construction of the TENANT’s Work; certificates of the insurance required to be obtained by TENANT hereunder, and a copy of the building permit and all Approvals. TENANT shall cause the TENANT’s Work to be constructed in accordance with the TENANT’s plans and specifications previously submitted to and approved by LANDLORD. TENANT expressly acknowledges that TENANT shall be responsible for providing, at TENANT’s sole cost and expense, security service to the Premises during the course of the TENANT’s Work. All work to be performed by TENANT shall be performed by a contractor selected by TENANT, and approved by LANDLORD in its reasonable discretion ("TENANT’s Contractor"). All work on the TENANT’s Work by TENANT shall be done in a first-class, good and workmanlike manner. TENANT’s Work shall not unreasonably interfere with the performance of construction or other work by LANDLORD or any other tenant of the building where the Premises are located ("Building"), or unreasonably impede vehicular or pedestrian ingress or egress to or from the Building or any part thereof. LANDLORD acknowledges that LANDLORD shall not require TENANT, nor the TENANT'S Contractor or any subcontractors of the TENANT Contractor, to be obligated to use union or other labor subject to any collective bargaining agreement. From and after TENANTS commencement of construction of the TENANTS Work, when and as set forth above, TENANT shall thereafter diligently prosecute such construction to completion. After LANDLORD'S approval of the TENANT'S plans and specifications, no material change shall be made therein except with the prior written consent of LANDLORD, which consent shall not be unreasonably withheld or delayed. LANDLORD'S consent shall not be required in connection with any change which does not change the exterior of the Premises, any change which does not constitute a material change to the architectural or design concept of the interior of the Premises, or any other change which does not affect the structure or any mechanical or utility systems serving the Premises and which does not cost in excess of $500 per change or $5,000 in the aggregate. TENANT’s construction may vary from the requirements of the TENANTS Plans if the variances are required by the building permit or applicable legal requirements. TENANT shall complete construction of the TENANTS Work in substantial accordance with the TENANTS Plans and open for business to the public not later than the Commencement Date ("Completion Date"). The term "substantially completed", when used in connection with the term "TENANT'S Work", shall mean that the TENANTS Architect shall have certified to LANDLORD that TENANTS Work has been constructed in substantial accordance with the approved TENANTS Plans, and an unconditional certificate of occupancy, or an occupational license, whichever is applicable, has been issued for the Permitted Use of the Premises. TENANT may not commence its Permitted Use of the Premises until it has received said unconditional certificate of occupancy or occupational license. Within 5 days after Completion Date, TENANT shall deliver to LANDLORD the following: (i) an affidavit made by an executive officer of TENANT on behalf of TENANT stating that the TENANT'S Work has been substantially completed in compliance with the terms and provisions of this Lease and the plans and specifications approved by LANDLORD, and that no financing statements or other instruments creating security interests under the Uniform Commercial Code are outstanding or have been filed, it being intended that any such affidavit may be relied upon by LANDLORD and that any inaccuracy therein shall be and be deemed to be a default hereunder unless the condition which rendered such statement untrue is cured in a manner which renders such statement true, after ten day's notice and opportunity to cure; (ii) an affidavit of TENANT'S Contractor performing TENANT'S Work stating that all subcontractors, laborers and materialmen who have performed work on or furnished material to the Premises (whose names and addresses shall be recited in the affidavit) have been paid in full and that all liens therefore that have been or might be filed have been discharged of record or waived or bonded; (iii) executed full and final releases and waivers of lien with respect to the Premises from TENANT'S Contractor and all subcontractors and materialmen who have performed work on or furnished material to the Leased Premises, acceptable to LANDLORD in form and content; (iv) all certificates and approvals with respect to the work performed by TENANT or on TENANT'S behalf that may be required by any governmental authorities as a condition for the issuance to LANDLORD or TENANT of any occupancy certificate for the Premises, together with a copy of any occupancy certificate or occupational license issued by the proper governmental authority for the Premises, which occupancy certificate shall be obtained by TENANT at its cost and expense; and (v) a set of "as-built" plans. TENANT covenants that the TENANT’S Work shall comply with all applicable governmental regulations, codes and ordinances of the City of Pompano Beach, Broward County and the State of Florida, the United States of America and all other governmental agencies having jurisdiction over the Building, including without limitation, the Americans with Disabilities Act. LANDLORD reserves the right, at all reasonable times upon reasonable written notice to TENANT, to enter the Premises and inspect TENANT'S Work in progress for the purpose of verifying conformity of TENANT'S Work with the approved TENANT'S Plans, provided that any such entrance and inspection shall be accomplished in such manner as to not unreasonably interfere with or delay TENANTS construction of the TENANT'S Work. The TENANTS Work shall comply with all of the reasonable terms and provisions of any insurance policy covering or applicable to the Premises and with the reasonable requirements of any national or local Board of Fire Underwriters (or any other insurance body exercising similar functions) having jurisdiction as to the Premises. LANDLORD shall have no liability with respect to TENANTS materials or equipment stored in the Premises, except for the intentional acts of LANDLORD, its agents, contractors or employees. LANDLORD shall have no responsibility or liability for any loss or damage to any fixtures, equipment or personal property of any kind installed or left in the Premises, and TENANTS entry on and occupancy of the Premises prior to commencement of the Term shall be governed by and subject to all provisions, terms, covenants, agreements and conditions of this Lease and TENANT shall be responsible for the payment of utility charges from and after the date of this Lease. TENANT shall reasonably perform and cause TENANTS contractor and subcontractors to reasonably perform TENANT'S Work in a manner so as not to damage the Building, nor interfere with or hinder other tenants in the conduct of their business, and so as not to damage, or unreasonably delay or interfere with the prosecution or completion of any work being performed by LANDLORD or its contractors in the Premises or in or about any other portion of the Building, and shall comply with all reasonable construction procedures and regulations hereafter prescribed by LANDLORD in its reasonable business judgment. If TENANT fails to comply with its obligations set forth in the preceding sentence, within 10 days after notice from LANDLORD to comply, LANDLORD, in its reasonable discretion, shall have the right to give written notice to TENANT to suspend any construction work at any time being performed by or on behalf of TENANT in the Premises. Upon receipt of such notification from LANDLORD to TENANT to cease any such work, as aforesaid, TENANT shall, if requested by LANDLORD, forthwith remove from the Premises all agents, employees and contractors of TENANT performing such work until such time as LANDLORD shall have given its consent for the resumption of such construction work and TENANT shall have no claim for damage of any nature whatsoever against LANDLORD in connection therewith, nor shall TENANT be entitled to any reduction or abatement of Rent or any other charges due under this Lease. Prior to the commencement of the TENANTS Work and until the last to occur of (a) the completion of the TENANTS Work, or (b) the Commencement Date, TENANT shall maintain, or cause to be maintained insurance in builder's risk or similar form, naming LANDLORD and any mortgagee of LANDLORD'S interest in the Building (herein called a "Mortgagee") as an additional insured as its interests may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by the so-called extended coverage endorsement, covering all of the TENANTS Work, and ail materials stored at the site of the TENANTS Work, in the full insurable value thereof by a reputable insurance company licensed to do business in the State of Florida, all in accordance with paragraph 5(C)(2) of this Lease. In addition, TENANT agrees to require the TENANTS Contractor and all other contractors and subcontractors engaged in the performance of the TENANTS Work to effect and maintain and deliver to TENANT and LANDLORD certificates evidencing the existence of, prior to the commencement of the TENANTS Work and until completion thereof the following insurance coverages:

                (a) Worker's Compensation Insurance - in accordance with the laws of the State of Florida, in amounts required by law.

                (b) Comprehensive General Liability Insurance naming TENANT and LANDLORD as additional insureds, with combined limits per person and per occurrence as reasonably required by LANDLORD. Fire and extended coverage insurance, with fire and water damage legal liability coverages as reasonably required by LANDLORD.
All such insurance shall provide, and certificates thereof shall state, that the same is non-cancelable and non-amendable without at least thirty (30) days prior written notice to LANDLORD.

        (4) Noncompliance by TENANT: Notwithstanding notice and cure periods to the contrary contained in this Lease, in the event that TENANT (i) fails to comply with the provisions of this paragraph 8 hereof beyond applicable notice and cure periods, or (ii) fails to promptly commence construction of the TENANTS Work, or (Hi) fails to diligently and continuously prosecute the TENANT'S Work to completion, then, in any of such events, LANDLORD shall have the right to terminate this Lease upon twenty (20) days prior written notice to TENANT; provided, however, in the event that TENANT commences to correct such failure within said twenty (20) day period and thereafter diligently, continuously and with good faith prosecutes the cure thereof, this Lease shall not terminate and shall remain in full force and effect in accordance with the terms and provisions thereof but the foregoing shall not delay the Commencement Date or any obligation of TENANT to pay Rent

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

WITNESSES: LANDLORD:

MEDIRECTLATINO.INC

Date: October 6, 2006	By:	/s/ Debra Towsley

President

Sara Skicone Corp.

Date: October 6, 2006	By:	/s/ Steven A Cooperman

President

ADDENDUM TO LEASE BETWEEN LANDLORD - POMPANO/LINCOLN INDUSTRIAL, LTD. AND TENANT - MEDIRECT LATINO, INC.
(2101 W. Atlantic Boulevard, Suite #101 and #106, Pompano Beach, FL 33069)

February 8,2006

This addendum sets forth additional provisions between LANDLORD - POMPANO/LINCOLN INDUSTRIAL, LTD. and TENANT - MEDIRECT LATINO, INC. In the event of any conflict between this Addendum and the Lease, then the provisions set forth in this Addendum shall prevail.
    1. Upon Lease execution, TENANT shall pay to LANDLORD:
        1) 1 Month Security- $ 18,758.26- Due upon Lease signing.
    2. Tenant's regular monthly payment for year 1 is below:
$ 12,640.33	-Base Rent
$ 1,944.67	-Estimated Real Estate Taxes
S 3.111.47	-Estimated Common Area Costs
$17,696.47
$ 1.061.79	-Sales and Use Tax (Currently 6%)
S18,758.26	-Regular Monthly payment Year 1

    4. Tenant is entitled to the use of 67 parking spaces.
Tenant will be permitted to relocate the one air conditioning unit located on the west side of its current warehouse at
1551 NW 65th Avenue, Plantation into the new location at 2101 W. Atlantic Boulevard, Suite #101 & #106. Tenant shall bear the sole cost of this relocation and any permits or governmental approvals required for same.

MEDIRECTLATINO.INC

Date: October 6, 2006	By:	/s/ Debra Towsley

President

Sara Skicone Corp.

Date: October 6, 2006	By:	/s/ Steven A Cooperman

President

A copy of your driver's license is required upon signing.

Exhibit "A"

RULES AND REGULATIONS FOR COMMON AREAS:

(1) TENANT agrees as follows:

    (a) All loading of goods shall be done only at such time, in the areas, and through the entrances, designated for such purposes by LANDLORD.
    (b) All garbage and refuse shall be deposited in the kind of container specified by LANDLORD, and shall be placed outside of the premises for collection in the manner and at the times and places specified by LANDLORD. Under no circumstances shall any garbage, trash, refuse or any other material be brought back from other locations for disposal. Only materials used or produced on-site will be permitted within the collection containers. Tenant is solely responsible for the actions of employees, contractors, and customers.
    (c) No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the premises without prior written consent of the LANDLORD.
    (d) The outside areas immediately adjoining the premises shall be kept clean and free from dirt and rubbish by TENANT to the satisfaction of the LANDLORD, and TENANT shall not  place or permit any obstruction or merchandise in such areas, nor conduct any business therefrom.
    (e) TENANT may not change (whether by alteration, replacement, rebuilding, or otherwise) the exterior color and/or architectural treatment of the demised premises or of the building in which the same are located, or any part thereof.
    (f) TENANT must obtain and maintain in effect all permits and licenses necessary for the operation of TENANTS business.
    (g) TENANT shall not burn any trash or garbage of any kind in and about the premises or Industrial Park.
    (h) TENANT shall at all times maintain an adequate number of suitable fire extinguishers on the premises for use in the case of fire, including electrical or chemical fires.
    (i) TENANT agrees that the LANDLORD may designate specific areas in which vehicles owned or operated by TENANTS employees must park, and LANDLORD may, if necessary for the convenience of parking for customers or other tenants, prohibit the parking of such vehicles in any part of the common areas.
    (j) The plumbing facilities shall not be used for any purpose other than for which they were constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by TENANT.
    (k) TENANT shall keep the premises free from nuisance, noises or odors objectionable to the public, to other tenants, and to LANDLORD.
    (l) No air conditioner may be installed or placed on the building or premises at any time, without the express written permission of LANDLORD, and the air conditioning shall remain as pan of the building.
    (m) No substance of any kind shall be poured down any interior/exterior drains.
(2) PARKING AREAS:
    (a) No outside storage is permitted.
    (b) No overnight parking of cars is permitted.
    (c) All trash, debris, automotive parts and/or tools must be kept inside Tenant's premises at all times.
    (d) The only vehicles permitted to park on the exterior are:
        1. Personal and employee vehicles driven to work
        2. Customer vehicles being picked up that same day.
    (e) It is required that you leave available, in front of your unit, open parking spaces for customers dropping off vehicles for repair.
    (f)All vehicles on the exterior must have a current and valid license plate - with no visible auto body work necessary.
    (g) All repairs MUST be done within your leased premises.
    (h) NO DOUBLE PARKING.
    (i) Boats are not permitted to be parked outside at anytime whatsoever.
    (j) No stopping or standing in Fire Lanes.
    (k) Do not block any Tenants roll up door.
LANDLORD reserves the right from time to time to suspend, amend or supplement the foregoing rules and regulations, adopt and promulgate additional rules and regulations applicable to the premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the TENANT. Non-compliance with rules and regulations shall be considered a default under this lease. LANDLORD shall have no liability, for violation by any other TENANT of the Industrial Park, of any rules and regulations, nor shall such violation, or the waiver thereof, excuse TENANT from compliance. Your failure to comply will result in the termination of your lease and subsequent eviction.

Respectfully Management

SECOND ADDENDUM TO OFFICE/WAREHOUSE LEASE AGREEMENT

This Second Addendum dated this 9 day of March, 2006, by and between POMPANO/LINCOLN INDUSTRIAL, LTD., (hereinafter called "Landlord"), and MEDIRECT LATINO, INC. (hereinafter called "Tenant")

WITNESSETH:

WHEREAS, onfr1 2006, Landlord and Tenant entered into an Office/Warehouse Lease Agreement (hereinafter the "Lease") for the premises located at 2101 W. Atlantic Boulevard, Suites 101 and 106, Pompano Beach, Florida 33069 (hereinafter the "Premises"); and

WHEREAS, pursuant to the Lease, Landlord and Tenant agreed that Landlord, at its sole cost and expense would paint and carpet those areas of the Premises delineated in the cross hatch drawing attached as Exhibit "B" to said Lease; and

WHEREAS, Tenant has requested that Tenant carpet those areas of the Premises delineated in the cross hatch drawing attached as Exhibit "B" in the Lease at its sole cost and expense; and

WHEREAS, Landlord has agreed to provide Tenant with a $1 1,026.25 credit payable upon submission by Tenant of invoices evidencing installation of the carpet on the Premises.

NOW, THEREFOR, in consideration of the foregoing and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
    1. The above recitals are true, correct and incorporated herein.
    2. The first sentence of paragraph -8(A) of the Lease is hereby deleted and replaced with the following:
Landlord shall, at its sole cost and expense paint those areas of the Premises delineated in the cross hatch drawing attached hereto as Exhibit "B", perform repairs to the air conditioning units on the Premises as of the date of the Lease and perform any electrical or lighting problems Landlord has discovered on the Premises as of the date of the Lease.
    3. Landlord shall pay Tenant the sum of $1 1,026.25 upon submission by Tenant to Landlord of invoices from a carpet installer evidencing that Tenant has carpeted those areas of the Premises delineated in the cross hatch drawing attached as Exhibit "B" to the Lease and the cost of same is $1 1,026.25 or greater.
    4. If there is any conflict between the terms of this Second Addendum and the terms of the Lease, then the terms of this Second Addendum shall control. Any provision in the Lease unaffected by this Second Addendum shall remain in full force and effect.
IN WITNESS WHEREOF the parties have set their hands and seals on the date first written above.

Witnesses:

LANDLORD:

Sara Skicone Corp.

Date: October 6, 2006	By:	/s/ Steven A Cooperman

President

TENANT:

MEDIRECTLATINO.INC

Date: October 6, 2006	By:	/s/ Debra Towsley

President